SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (date of earliest event reported)           June 30, 2000
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                         Hi-Rise Recycling Systems, Inc.
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             (Exact name of registrant as specified in its charter)

                                     Florida
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                 (State or other jurisdiction of incorporation)

          0-21946                                       650222933
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  (Commission File Number)                   (IRS Employer Identification No.)

                                8505 N.W. 74 St.
                              Miami, Florida 33166
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          (Address of principal executive offices, including Zip Code)

Registrant's telephone number, including area code          (305) 597-0243
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          (Former name or former address, if changed since last report)

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Item 5.  Other.

         On June 30, 2000, Hi-Rise Recycling Systems, Inc. (the "Company") entered into a second amendment to the Company's credit agreement with GE Capital as administrative agent, and the other lenders, from time to time, as they become party thereto (the "Amendment") to increase the credit facility to $63 million (the "Credit Facility"). The increase in the available lines of credit under the Credit Facility will be used for working capital requirements.

         This Amendment allows the Company to receive an increase in its existing senior working credit lines. In addition to the increase, the Company's loan agreement was modified by revising some of the bank covenants and interest rates.

         The foregoing summary of the event is qualified in its entirety by reference to the text of the Company's press release dated July 11, 2000, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

         In connection with the increase of the Credit Facility, on July 5, 2000, the Company issued 50 shares of newly created 13% Series C Preferred Stock, $0.01 par value per share (the "Series C Preferred Stock"), to Don Engel, the Company's Chief Executive Officer, for an aggregate purchase price of $500,000. The Series C Preferred Stock will have no voting rights except as required by law, except that the affirmative vote of the holders of a majority of the oustanding shares of Series C Preferred Stock is necessary for the issuance of senior securities or securities ranking pari passu with the Series C Preferred Stock, the authorization or issuance of securities convertible into such senior securities or such pari passu securities, or the amendment to the Company's Articles of Incorporation so as to adversely affect the Series C Preferred Stock, or waiver of any other covenants. The Series C Preferred Stock shall rank: (i) prior to all of the Company's common stock; (ii) prior to any class or series of capital stock of the Company hereafter created specifically ranking by its terms junior to any Series C Preferred Stock of whatever subdivision, and (iii) junior to the Company's Series B Preferred Stock, in each case as to distributions of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(a)      Financial Statements of Businesses Acquired.

         Not Applicable.

(b)      Pro Forma Financial Information.

         Not Applicable.

(c)      Exhibits

         Exhibit
         Number                             Description
         -----------------------------------------------------------------------

          1 Second Amendment to Credit Agreement and Composite Amendment Agreement, dated as of June 30, 2000, by and among Hi-Rise Recycling Systems, Inc., a Florida corporation, IDC Acquisition Sub, Inc., a New York corporation, Wilkinson Company, Inc, an Ohio corporation, Recycltech Enterprises Inc., an Ontario, Canada corporation , Hesco Sales, Inc., a Florida corporation, United Truck and Body Corporation, a Florida corporation, Hesco Export Corporation, a Florida corporation, Bes-Pac, Inc., formerly known as BPI Acquisition Corp., a South Carolina corporation, DII Acquisition Corp., a Connecticut corporation, Acme Chute Company, Inc., a Florida corporation, DeVivo Industries, Inc., a Connecticut

                                       2
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                  corporation, Ecological Technologies, Inc., a Connecticut
                  corporation, KE Corporation, a Delaware corporation, American Gooseneck, Inc., an Arizona corporation, General Electric Capital Corporation, as Administrative Agent, NationsBank, National Association, as Revolver Agent and the Persons designated as Lenders in the Credit Agreement, as amended by the First Amendment to Credit Agreement and Composite Amendment Agreement dated as of September 17, 1999.

          2 Certificate of Designation of 13% Series C Preferred Stock of Hi-Rise Recycling Systems, Inc.

         99.1 Press Release of Hi-Rise Recycling Systems, Inc., dated as of July 11, 2000.

                                       3
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                      HI-RISE RECYCLING SYSTEMS, INC.


Dated: July 26, 2000                  By: /S/ J. GARY MCALPIN
                                         ---------------------------------------
                                      Name: J. Gary McAlpin
                                      Its: President and Chief Operating Officer

                                  EXHIBIT INDEX

EXHIBIT
NUMBER                             DESCRIPTION
------                             -----------
  1 Second Amendment to Credit Agreement and Composite Amendment Agreement, dated as of June 30, 2000, by and among Hi-Rise Recycling Systems, Inc., a Florida corporation, IDC Acquisition Sub, Inc., a New York corporation, Wilkinson Company, Inc, an Ohio corporation, Recycltech Enterprises Inc., an Ontario, Canada corporation , Hesco Sales, Inc., a Florida corporation, United Truck and Body Corporation, a Florida corporation, Hesco Export Corporation, a Florida corporation, Bes-Pac, Inc., formerly known as BPI Acquisition Corp., a South Carolina corporation, DII Acquisition Corp., a Connecticut corporation, Acme Chute Company, Inc., a Florida corporation, DeVivo Industries, Inc., a Connecticut corporation, Ecological Technologies, Inc., a Connecticut corporation, KE Corporation, a Delaware corporation, American Gooseneck, Inc., an Arizona corporation, General Electric Capital Corporation, as Administrative Agent, NationsBank, National Association, as Revolver Agent and the Persons designated as Lenders in the Credit Agreement, as amended by the First Amendment to Credit Agreement and Composite Amendment Agreement dated as of September 17, 1999.

  2 Certificate of Designation of 13% Series C Preferred Stock of Hi-Rise Recycling Systems, Inc.

 99.1    Press Release of Hi-Rise Recycling Systems, Inc., dated as of July 11,
         2000.